EXHIBIT (5)(a)

FORM OF APPLICATION

Individual Variable Deferred Annuity Application
		*	Transamerica Financial Life Insurance Company
			Mailing Address:	[4333 Edgewood Road NE, Cedar Rapids, IA 52499]
(Hereafter referred to as the Company, we, our, or us)				[(800) 525-6205]
Home Office:	440 Mamaroneck Avenue Harrison, New York 10528	8	[www.transamerica.com]

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable. Please call [(800) 525-6205] or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

1. PRODUCT INFORMATION

Product: [Transamerica Inspire SM]

2. PRIMARY OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Individual	☐ Trust (1)	☐ Qualified Custodial Account (4)
☐ Entity (2)	☐ Company Qualified Plan (3)	☐ UGMA/UTMA

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

Mailing Address:
Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐  U.S. Citizen/Entity    ☐  Non-U.S. Citizen/Entity (Country:                                                                                             )

☐  Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female

(1)	Trustee Certification Form is Required.
(2)	Entity Certification Form is Required.
(3)	Profit Sharing Plan, Pension Plan, 401(k), etc. (Plan). Qualified Plan Certification Form is Required. The Plan must be the Beneficiary listed in Section 5.
(4)	If a Joint Rider is selected in Section 7B, the Spousal Information for Custodial Accounts Form is required.

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3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Primary Owner listed in Section 2.

If Type of Owner in Section 2 is an Individual; there must be an immediate (spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Check here if the Joint Owner’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

Mailing Address:
Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen/Entity	☐ Non-U.S. Citizen/Entity (Country: )
☐ Resident Alien ☐ Non-Resident Alien
Gender: ☐ Male ☐ Female

4. ANNUITANT INFORMATION

If no Annuitant is listed, the Company will issue the policy with the Primary Owner and Annuitant as the same.

If Type of Owner in Section 2 is an Individual; there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Check here if the Annuitant’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

Mailing Address:
Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen	☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien
Gender: ☐ Male ☐ Female

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5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

•	If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

•	If a Trust is named as Beneficiary and a Joint option is selected in Section 7B, submit the Certification When the Beneficiary is a Trust Form and return with the application.

☐	Primary Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

☐	Primary ☐ Contingent Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

☐	Primary ☐ Contingent Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

☐ Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

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6A. ANNUITY TYPE INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgement Form and Plan Investment and Services Agreement is required.

☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA
☐ Profit Sharing Plan	☐ Pension Plan	☐ 401(k)	☐ Other:
☐ Beneficiary IRA - Deceased Name:			Date of Death:
☐ Non-Qualified Stretch - Deceased Name:			Date of Death:

6B. PURCHASE PAYMENT INFORMATION

Funding Options:

☐	Check Enclosed

☐	Wire

☐	Financial Professional/Client to request release of funds

☐	The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

Source of Funds:

☐	New Money / Contribution Money $ if Qualified Plan - Tax Year:

☐	Non-Qualified 1035 Exchange - Anticipated Premium Amount $

☐	CD/Mutual Fund Redemption - Anticipated Premium Amount $

☐	Direct Transfer - Anticipated Premium Amount $

☐	Rollover - Anticipated Premium Amount $

7A. ELECTIONS - DEATH BENEFIT

You must select only one Death Benefit option. Your selection cannot be changed after the policy has been issued.

☐ Return of Premium Death Benefit
☐ Annual Step-Up Death Benefit

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7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER

If you elect either the [Retirement Income ChoiceE or Retirement Income MaxE] Rider identified in this section, which provides certain guaranteed benefits, the Company requires your policy value to be allocated into designated investment options. One or more of the designated investment options may include a volatility control strategy. Volatility control strategies, in periods of high market volatility, could limit your participation in market gains; this may conflict with your investment objectives by limiting your ability to maximize the potential growth of your policy value and, in turn, the value of any guaranteed benefit that is tied to investment performance. Volatility control strategies are intended to help limit overall volatility and reduce the effects of significant market downturns during periods of high market volatility, providing policy owners with the opportunity for smoother performance and better risk-adjusted returns. Volatility control (and similar terms) can encompass a variety of investment strategies of different types and degrees; therefore, you should read the applicable annuity and underlying fund portfolio prospectuses carefully to understand how these investment strategies may affect your policy value and rider benefit. The Company’s requirement to invest in accordance with designated investment options, which may include volatility control, may reduce our costs and risks associated with these riders. You pay an additional fee for the guaranteed benefit, which, in part, pays for protecting the related benefit base from investment losses. Since the rider benefit base does not decrease as a result of investment losses, volatility control strategies might not provide meaningful additional benefit to you. You should carefully evaluate with your Financial Professional whether to invest in funds with volatility control strategies, taking into consideration the potential positive or negative impact that such strategy may have on your investment objectives, your policy value and the benefits under the riders. If you determine that funds with volatility control strategies are not consistent with your investment objectives, there continues to be other designated investment options available under these riders that do not invest in funds that utilize volatility control strategies.

You can select only one Living/Withdrawal Benefit Rider.

•	If a Joint rider option Joint option is selected and the policy has a Joint Owner, the spouse must be an owner (primary or joint). If a Joint Rider is selected and there is not a Joint Owner, the sole Primary Beneficiary must be the annuitant’s spouse.

•	If the Type of Annuity in Section 6A is Beneficiary IRA or Non-Qualified Stretch, the Living/Withdrawal Benefit Riders are not available.

•    Guaranteed Lifetime Withdrawal Benefit (Retirement Income ChoiceE (RIC) Rider) - Select Investment Allocations within Section 8C.

Election - To elect this rider, select either the Single option or the Joint option.

☐ Single

☐ Joint

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount. After the 5th Rider Anniversary, the rider fee may increase due to an automatic step-up.

The Guaranteed Lifetime Withdrawal Benefit:

•    Can be terminated independently of the policy to which it is attached, at any time within a [30]-day window after the [fifth] rider anniversary and every [fifth] rider anniversary thereafter.

•    Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

•    Withdrawals prior to the rider anniversary following the annuitant’s (or the annuitant’s spouse’s, if younger) 59th birthday will result in an excess partial withdrawal.

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7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER (continued)

•    Retirement Income MaxE (RIM) Rider - Select Investment Allocations within Section 8C.

Election - To elect this rider, select either the Single option or the Joint option.

☐ Single

☐ Joint

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount. After the 1st Rider Anniversary, the rider fee may increase due to an automatic step-up.

The Retirement Income MaxE Rider:

•    Can be terminated independently of the policy to which it is attached, at any time within a [30]-day window after the [fifth] rider anniversary and every [fifth] rider anniversary thereafter.

•    Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

•    Withdrawals prior to the rider anniversary following the annuitant’s (or the annuitant’s spouse’s, if younger) 59th birthday will result in an excess partial withdrawal.

•    Living Benefits Rider (Guaranteed Principal Solution SM (GPS)) - Select Investment Allocations within Section 8C.

☐ Guaranteed Principal Solution SM (GPS) Rider

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider provides a guaranteed minimum accumulation benefit and a guaranteed minimum withdrawal benefit.

The Owner must hold the policy in force until the Future Value Date in order to obtain the Guaranteed Minimum Accumulation Benefit available under this rider.

The Living Benefits Rider (Guaranteed Principal Solution SM (GPS)) can be terminated independently of the policy to which it is attached, at any time after the third rider anniversary.

7C. ELECTIONS - OTHER AVAILABLE RIDER(S)

☐     Liquidity Rider

If the Liquidity Rider is selected on this application, the Surrender Charge period is reduced, and the Mortality and Expense Risk Fee and Administrative Charges are higher during the first four policy years. The rider cannot be terminated.

8A. INVESTMENT SELECTION - ASSET REBALANCING PROGRAM

Money invested in any available Fixed Account(s) is not included in the asset rebalancing program. More than one Investment Option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8C, please complete the Optional Services Form.

☐	I elect Asset Rebalancing of the variable investment options according to allocations in Section 8C using the frequency of:

☐	Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

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8B. INVESTMENT SELECTION—DOLLAR COST AVERAGING (DCA) PROGRAM

If immediately investing all funds, proceed to Section 8C.

If any funds are to be allocated to the DCA Program:

•	Complete this section,

•	Indicate the portion of premium to be allocated into the DCA Program in the “Portion of Funds to DCA Program” Initial % column in Section 8C, and

•	Indicate the resulting allocation out of the DCA Program in the DCA% column in Section 8C.

If DCA Start Date is blank, the DCA transfers will begin one day after money is received. If the DCA Start Date has passed before the money is received, the DCA will start the next month or next quarter.

DCA Start Date:             (must be between the 1st and the 28th)

Transfer from: (maximum caps may apply)

[ ☐  TA Aegon Government Money Market    ☐  TA Aegon U.S. Government Securities ] [☐  DCA Fixed Account ]

Frequency and Number of Transfers: ($500 minimum for each transfer)

Monthly:    ☐  6    ☐  10    ☐   12    ☐  24    ☐  Other :              (minimum 6 months/maximum 24 months)

Quarterly:    ☐  4    ☐  8

8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

•	Some elections in Section 7 have subaccount restrictions. Subaccount are available for all death benefit riders. RIC or RIM restrictions will have either an “A”, “B”, “C”, or a “ I” to indicate if they are available for those riders.

Section 7 Elections

Initial %	DCA %	Subaccount Name	[RIC	RIM]

	N/A	Portion of Funds to DCA Program	I	I

N/A	N/A	[1 Year Fixed Guaranteed Period Option (1) (101)]	C	I

N/A	N/A	[3 Year Fixed Guaranteed Period Option (1) (103)]	C	I

N/A	N/A	[5 Year Fixed Guaranteed Period Option (1) (105)]	C	I

N/A	N/A	[7 Year Fixed Guaranteed Period Option (1) (107)]	C	I

AB Balanced Wealth Strategy Portfolio [0.20%](2) (901)

AB Growth and Income Portfolio (756)

American Funds - Asset Allocation Fund [0.30%](2) (903)

		American Funds - Bond Fund [0.30%](2) (904)	C	I

American Funds - Growth Fund [0.30%](2) (905)

We reserve the right to prohibit Premium Payments to the Fixed Account. Such prohibition of premiums to the Fixed Account could occur if the yield on investments is not sufficient to support the minimum interest rate guaranteed by the Fixed Account.

(1)	The Guaranteed Periods that may be available when the Fixed Account is available.
(2)	If this Allocation option is elected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges.

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8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

○	Some elections in Section 7 have subaccount restrictions. Subaccount are available for all death benefit riders. RIC or RIM restrictions will have either an “A”, “B”, “C”, or a “ I” to indicate if they are available for those riders.

Section 7 Elections

Initial %	DCA %	Subaccount Name	[RIC	RIM]

American Funds - Growth-Income Fund [0.30%](1) (906)

American Funds - International Fund [0.30%](1) (907)

FidelityE- VIP Balanced Portfolio (858)

FidelityE- VIP ContrafundEPortfolio (287)

FidelityE- VIP Mid Cap Portfolio (289)

FidelityE- VIP Value Strategies Portfolio (539)

State Street Total Return V.I.S. Fund [0.20%](1) (908)

		TA AB Dynamic Allocation (825)	C

		TA Aegon Government Money Market (829)	C	I

TA Aegon High Yield Bond (820)

		TA Aegon U.S. Government Securities (828)	C	I

		TA American Funds Managed Risk - Balanced (850)	B

		TA Asset Allocation - Conservative (801)	C	I

TA Asset Allocation - Growth (800)

		TA Asset Allocation - Moderate (802)	B

		TA Asset Allocation - Moderate Growth (803)	A

TA Barrow Hanley Dividend Focused (822)

TA BlackRock Equity Smart Beta 100 (719)

		TA BlackRock Global Allocation (902)	A

		TA BlackRock Global Allocation Managed Risk - Balanced (795)	B

		TA BlackRock Global Allocation Managed Risk - Growth (794)	A

		TA BlackRock Smart Beta 50 (717)	A

TA BlackRock Smart Beta 75 (718)

		TA BlackRock Tactical Allocation (799)	B

(1)	If this Allocation option is elected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges.

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8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

o	Some elections in Section 7 have subaccount restrictions. Subaccount are available for all death benefit riders. RIC or RIM restrictions will have either an “A”, “B”, “C”, or a “ I” to indicate if they are available for those riders.

Section 7 Elections

Initial %	DCA %	Subaccount Name	[ RIC	RIM ]

TA Clarion Global Real Estate Securities (812)

TA International Equity Index [0.15%](1) (942)

		TA International Moderate Growth (855)	A

		TA Janus Balanced (773)	A

TA Janus Mid-Cap Growth (835)

TA Jennison Growth (818)

		TA JPMorgan Core Bond (839)	C	I

TA JPMorgan Enhanced Index (819)

TA JPMorgan Mid Cap Value (781)

		TA JPMorgan Tactical Allocation (840)	C	I

		TA Legg Mason Dynamic Allocation - Balanced (766)	B	I

		TA Legg Mason Dynamic Allocation - Growth (767)	A

		TA Managed Risk - Balanced ETF (856)	B	I

		TA Managed Risk - Conservative ETF (779)	C	I

		TA Managed Risk - Growth ETF (857)	A

		TA Market Participation Strategy (857)	B

TA MFS International Equity (806)

TA Morgan Stanley Capital Growth (824)

		TA Multi-Managed Balanced (816)	A

TA Multi-Manager Alternative Strategies (796)

		TA PIMCO Tactical - Balanced (777)	B

		TA PIMCO Tactical - Conservative (776)	C	I

		TA PIMCO Tactical - Growth (775)	A

		TA PIMCO Total Return (823)	C	I

(1)	If this Allocation option is elected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges.

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8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

o	Some elections in Section 7 have subaccount restrictions. Subaccount are available for all death benefit riders. RIC or RIM restrictions will have either an “A”, “B”, “C”, or a “ I” to indicate if they are available for those riders.

Section 7 Elections

Initial %	DCA %	Subaccount Name	[ RIC	RIM ]

		TA PineBridge Inflation Opportunities (785)	C	I

		TA QS Investors Active Asset Allocation - Conservative (784)	C	I

		TA QS Investors Active Asset Allocation - Moderate (783)	B

		TA QS Investors Active Asset Allocation - Moderate Growth (782)	A

TA Small/Mid Cap Value (854)

TA T. Rowe Price Small Cap (832)

TA Torray Concentrated Growth (834)

TA TS&W International Equity (833)

TA U.S. Equity Index 0.15% (1) (941)

TA WMC US Growth (826)

(1)	If this Allocation option is elected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges.

9. OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Submit the appropriate replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

☐	Check here if there are more than three (3) replacement policies. For more than three (3) policies, please complete the Additional Replacement Policy Form and return with the application.

Replacement Questions		Owner Response	Financial Professional Response

Do you intend to replace or change any existing life insurance policies or annuity contracts?		☐ No ☐ Yes	☐ No ☐ Yes

If yes -	Company:

Policy #:

Company:

Policy #:

Company:

Policy #:

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10. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGEMENTS

☐ Please check here if you want to be sent a copy of “Statement of Additional Information”.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

•	I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer.

•	Account values based on the performance of the Separate Account are not guaranteed as to fixed dollar amount.

•	This application is to be attached to and made part of the policy.

TO THE BEST OF MY KNOWLEDGE AND BELIEF, I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
	City	State

Date:	Linking Number:

K	Owner(s) Signature:	X
I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

K	Joint Owner(s) Signature:	X
I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

K	Annuitant Signature (if not Owner):	X

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11. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS & SIGNATURES

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

Primary Registered Financial Professional

Print Full Name:

Financial Professional ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Commission Split: (1) %

K	Signature:	X

For Financial Professional Use Only—Contact your home office for program information.

Commission options below are based on the rider(s) selected.

[☐ Option A ☐ Option B ☐ Option C ☐ Option D]

(Once selected, program cannot be changed)

Additional Financial Professional(s)

The following Servicing Financial Professional(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Financial Professional the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Financial Professional of Record.

Print Full Name:

Financial Professional ID Number:	Commission Split:	(1)%

Print Full Name:

Financial Professional ID Number:	Commission Split:	(1)%

Print Full Name:

Financial Professional ID Number:	Commission Split:	(1)%

☐	Check here if there are more than four (4) Financial Professionals. If there are more than four (4) Financial Professionals, please complete the Additional Financial Professional Form.

(1)	Must be in whole percentages. Total Commission Split in Section 11 and Additional Financial Professional Form must equal 100%.

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